                                   EXHIBIT 4.2
TRANSFER OF THIS WARRANT IS PROHIBITED, EXCEPT AS PROVIDED IN SECTION 2. THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR UNDER THE LAWS OF ANY STATE, AND THUS MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


                                     WARRANT
                                     -------

Warrant No. 6                                        Warrant to Purchase 233,333
                                                     Warrant Shares (subject to
                                                     adjustment)

                         TAKEOUTMUSIC.COM HOLDINGS CORP.
                            a Washington corporation

takeoutmusic.com Holdings corp., a Washington corporation (the "Company"), for value received, hereby grants to Steven Rabinovici (the "Holder"), the right,
                                 -----------------
subject to the terms and conditions set forth herein, to purchase from the Company, at any time and from time to time, up to Two Hundred Thirty-Three Thousand Three Hundred Thirty-Three (233,333) duly authorized, validly issued, fully paid and non-assessable shares (the "Warrant Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock"), at a per share exercise price of fifty-one and three-quarter cents ($0.5175) subject to adjustment as provided in Section 3 hereof (the "Exercise Price"). This Warrant shall terminate if not exercised in full on or prior to October 15, 2000. The number and character of the securities purchasable upon exercise of such rights of purchase, and the Exercise Price, are subject to adjustment as provided herein. The term "Warrant" as used herein shall include this Warrant, any Warrant or Warrants issued in substitution for or replacement of this Warrant, or any Warrant or Warrants into which this Warrant may be divided or exchanged. The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.

1.   METHOD OF EXERCISE; PAYMENT OF EXERCISE PRICE

          (d) Subject to the other terms and conditions of this Warrant, the purchase rights evidenced by this Warrant may be exercised in whole or in part, from time to time, subject to the conditions set forth above, by the Holder's presentation of this Warrant to the Company at its principal offices, accompanied by a duly executed Notice of Exercise, in the form attached hereto as
               Exhibit I and by this reference incorporated herein, and by payment of the aggregate Exercise Price in the manner specified in Section 1(b) hereof, for the number of Warrant Shares specified in the Notice of Exercise.

          (e) The aggregate Exercise Price for the number of Warrant Shares specified in any Notice of Exercise may be paid in cash by certified check or bank cashier's check or wire transfer of immediately available funds. Alternatively, this Warrant may be exercised by surrendering this Warrant in exchange for the number of Warrant Shares equal to the product of (x) the number of shares of Common Stock as to which this Warrant is being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of one share of Common Stock minus the Exercise Price of one Warrant Share and the denominator of which is the Market Price per share of Common Stock. Solely for the purposes of this Section 1 Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to this Section 1 ("Notice Date") or (ii) as the average of the Market Price for each of the five trading days immediately preceding the Notice Date, whichever of (i) or (ii) results in a greater Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing sale price as furnished by the NASD through The Nasdaq Stock Market, Inc. ("Nasdaq") or by the OTC Electronic Bulletin Board or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not publicly quoted, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

          (f) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days after such exercise. If this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Holder a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Warrant Shares as to which this Warrant has not been exercised. Upon receipt of this Warrant by the Company at its principal offices accompanied by the items required for exercise specified in subsection (a) above, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise and a shareholder of the Company, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder.

2.   TRANSFERABILITY, EXCHANGE OR LOSS OF WARRANT

          (e) Except as provided herein, the Warrants shall not be transferable, in whole or in part. The Warrants may be transferred to any person receiving the Warrants from the Holder at the Holder's death pursuant to a will or trust or the laws of intestate succession.

          (f) This Warrant, alone or with any other Warrant owned by the same Holder containing substantially the same terms and conditions, is exchangeable at the option of the

               Holder but at the Company's sole expense, at any time prior to its expiration either by its terms or by its exercise in full, upon presentation and surrender to the Company at its principal offices, for another Warrant or other Warrants, of different denominations but containing the same terms and conditions as this Warrant, entitling the Holder to purchase the same aggregate number of Warrant Shares that were purchasable pursuant to the Warrant or Warrants presented and surrendered. At the time of presentation and surrender by the Holder to the Company, the Holder shall also deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are to be issued to the Holder.

          (g) The Company shall execute and deliver to the Holder a new Warrant containing the same terms and conditions as this Warrant upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, provided that: (i) in the case of loss, theft or destruction, the Company receives from the Holder a reasonably satisfactory indemnification; and (ii) in the case of mutilation, the Company receives from the Holder a reasonably satisfactory form of indemnity and the Holder presents and surrenders this Warrant to the Company for cancellation. Any new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company regardless of whether the Warrant that was lost, stolen, destroyed, or mutilated is enforceable by anyone at any time.

          (h) The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof or of any Warrant Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided, that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

3.   ADJUSTMENTS OF EXERCISE PRICE

          (i) Except as provided herein, upon the occurrence of any of the events specified in this Section 3, the Exercise Price in effect at the time of such event and the number of Warrant Shares then purchasable pursuant to this Warrant at that time shall be proportionately adjusted as provided herein.

          (j) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Exercise Price shall be appropriately decreased so that the number of Warrant Shares issuable on the exercise of this Warrant shall be increased in proportion to such increase of outstanding shares.

          (k) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Exercise Price shall be appropriately increased so that the number of Warrant Shares issuable on the exercise of this Warrant shall be decreased in proportion to such decrease of outstanding shares.

          (l) All calculations under this Section 3 shall be made to the nearest one hundredth (1/100) cent or to the nearest one hundredth (1/100) of a share, as the case may be. In no event shall the Exercise Price be reduced to less than $.01.

          (m) No adjustment in the Exercise Price need be made if such adjustment would result in a change in the Exercise Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Exercise Price.

          (n) Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder hereof a certificate of an Officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any Holder hereof, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments,
               (ii) the Exercise Price at the time in effect, and (iii) the number of Warrant Shares and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

          (o) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any right, the Company shall mail to the Holder hereof at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

          (p) For purposes of this Section 3, equity securities owned or held at any relevant time by or for the account of the Company in its treasury shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

4.   STOCK FULLY PAID; RESERVATION OF WARRANT STOCK

The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to issuance. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of the rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

5.   TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933

          (c) This Warrant is non-transferable. The Warrant Shares, and all other equity securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and all applicable state securities statutes, or an opinion of counsel acceptable to the Company to the effect that such registration is not required.

          (d) The Company shall cause the following legends to be set forth on each certificate representing the Warrant Shares issuable upon exercise of this Warrant:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (C) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT NO REGISTRATION
         IS REQUIRED IN CONNECTION WITH SUCH SALE, ASSIGNMENT OR TRANSFER OR THAT AN EXEMPTION TO SUCH REGISTRATION IS AVAILABLE."

6.   FRACTIONAL SHARES

No fractional shares of Warrant Shares or scrip representing fractional shares of Warrant Shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a unit or any security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the then Current Market Price. For purposes of this Agreement, the term "Current Market Price" shall mean the average for the 20 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock as reported by the OTC Bulletin Board or the Nasdaq SmallCap Market or the principal securities exchange on which it is listed, as the case made be. The closing price referred to above shall be the last reported sale price or, if no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported by the

OTC Bulletin Board of the Nasdaq SmallCap Market or the principal securities exchange on which it is listed, as the case may be.

7.   RIGHTS OF THE HOLDER

Prior to the exercise hereof, the Holder shall not be entitled to any rights as a shareholder of the Company by reason of this Warrant, either at law or equity.

8.   NOTICES

Except as may be otherwise expressly provided herein, any notice, consent, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given: (i) five business days after the date sent by United States certified mail, return receipt requested, with proper postage thereon; (ii) one day after sent if sent by overnight courier of national cognition; or (iii) when transmitted or delivered, if sent by facsimile or personally delivered (as the case may be), and shall be addressed as follows:

(c)  if to the Company, at 381 Broadway #201, New York, New York 10013, and

(d)  if to the Holder, at 48 Country Drive, Plainview, New York 11803

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

9.   APPLICABLE LAW

Washington law shall govern the interpretation, construction, and enforcement of this Warrant and all transactions and agreements contemplated hereby, notwithstanding any state's choice of law rules to the contrary.

10.  MISCELLANEOUS PROVISIONS

          (e) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Shares.

          (f) This Warrant may not be modified or terminated, nor may any performance or condition hereof be waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of such modification, termination, or waiver is sought.

          (g) If any provision of this Warrant is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the remainder of this Warrant.

          (h) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms of this Warrant. Unless otherwise provided herein, or unless the context otherwise requires, the use of the singular shall include the plural and the use of any gender shall include all genders.


ISSUED and executed as of the 4th day of February, 2000.


TAKEOUTMUSIC.COM HOLDINGS CORP.


By:
   -----------------------------------
   Name:
   Title:

                                    EXHIBIT I


                               NOTICE OF EXERCISE


(To be executed by a Holder desiring to exercise the right to purchase Warrant Shares pursuant to the Warrant.)

TAKEOUTMUSIC.COM HOLDINGS CORP.

The undersigned Holder of the Warrant hereby:

4. irrevocably elects to exercise the Warrant to the extent of purchasing ____________ Warrant Shares;

5. makes payment in full of the aggregate Exercise Price for those Warrant Shares in the amount of $________________ by certified check or wire transfer of immediately available funds;

6. requests, if the number of Warrant Shares purchased are not all the Warrant Shares purchasable pursuant to the Warrant, that a new Warrant of like tenor for the remaining Warrant Shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address indicated below.


Dated:                   Holder:
      ------------------         --------------------------

By:
    ------------------------
Its:
     ------------------------
Address:
         ---------------------------------

         ---------------------------------